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                                                                EXHIBIT 23(h)-32

                        ADMINISTRATIVE SERVICES AGREEMENT

                        BERGER IPT - LARGE CAP VALUE FUND
                (A SERIES OF BERGER INSTITUTIONAL PRODUCTS TRUST)

         This ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is entered into effective as of the 31st day of December, 2001, by and between BERGER LLC, a Nevada limited liability company ("Berger"), and BERGER INSTITUTIONAL PRODUCTS TRUST, a Delaware business trust (the "Trust"), with respect to the BERGER IPT - LARGE CAP VALUE FUND, a series of the Trust (the "Fund").

                                    RECITALS

         A. The Trust is a Delaware business trust and an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

         B. The Fund is a series of the Trust for which Berger acts as investment advisor.

         C. The parties desire that, in addition to its duties as investment advisor, Berger provide or procure certain administrative services to the Trust with respect to the Fund, on the terms and conditions set forth herein.

                                   AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Appointment. The Trust hereby appoints Berger as the administrator of the Fund, to provide to or procure for the Fund, at Berger expense except as specifically set forth below, all services specified herein, for the period and on the terms set forth in this Agreement. Berger hereby accepts such appointment and agrees to render the services and assume the responsibilities herein set forth, for the compensation herein provided. In performing its services under this Agreement, Berger shall comply with all relevant provisions of the 1940 Act and all other applicable federal and state laws and regulations.

         2. Services to be Provided. Berger shall provide the following services to the Fund at Berger's own expense or procure the following services for the
Fund:

         (a) coordinating all matters relating to the operations of the Fund, including any necessary coordination among the investment advisor, sub-advisor, transfer agent, dividend disbursing agent, fund accounting agent, accountants, attorneys and other parties performing services or operational functions for the Fund;


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         (b) providing personnel and assistance necessary to maintain the qualification and/or registration to sell shares under the federal securities laws and in each state where Berger has determined such qualification and/or registration to be advisable;

         (c) monitoring the Fund's compliance with (i) the Trust's trust instrument, as amended from time to time (the "Trust Instrument"), bylaws and currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act and any amendments or supplements thereto ("Registration Statement"); (ii) the written policies, procedures and guidelines of the Fund, and the written instructions from the Trustees of the Trust; (iii) the requirements of the 1933 Act, the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations; and
(iv) the provisions of Subchapter M of the Internal Revenue Code, applicable to the Fund as a regulated investment company;

         (d) supervising the preparation of any or all registration statements (including prospectuses and statements of additional information), tax returns, proxy materials, financial statements, notices and reports for filings with regulatory authorities and distribution to shareholders of the Fund;

         (e) issuing certain correspondence to shareholders;

         (f) maintaining or supervising the maintenance of certain books and records;

         (g) providing the Trust with adequate personnel, office space, communications facilities and other facilities necessary for operation of the Fund as contemplated by this Agreement; and

         (h) preparing and rendering to the Trustees of the Trust such periodic and special reports as the Trustees may reasonably request.

         3. Expenses and Excluded Expenses. Berger shall pay all its own costs and expenses incurred in rendering the services required under this Agreement. Notwithstanding any other provision hereof, it is expressly agreed that Berger shall not be responsible to pay, except as the parties may otherwise agree, directly or on behalf of the Fund, any of the Fund's expenses which shall remain the Trust's own obligation and responsibility to pay, including, but not limited to, the cost of systems used by Berger to maintain the qualification and/or registration to sell shares under the blue sky laws of each state. .

         4. Compensation. For its services under this Agreement, Berger LLC shall not be compensated or paid a fee.

         5. Books and Records. Berger hereby agrees that all records which it maintains for the Fund or the Trust hereunder are the property of the Trust, agrees to permit the reasonable inspection thereof by the Trust or its designees and agrees to preserve for the periods prescribed under the 1940 Act any records which it maintains for the Fund or the Trust and which are required to be maintained


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under the 1940 Act. Berger further agrees to surrender promptly to the Trust or its designees any records which it maintains for the Fund or the Trust upon request by the Trust.

         6. Term and Termination. This Agreement shall become effective as of the date first set forth above and shall continue until terminated by either party on 60 days' written notice to the other party. This Agreement may also be terminated by the Trustees of the Trust at any time if Berger becomes unable to discharge its duties and obligations under this Agreement.

         7. Assignment and Amendments. This Agreement shall not be assigned by either party without the prior written consent of the other party to the Agreement. This Agreement may be amended in writing by the parties, provided that all such amendments shall be subject to the approval of the Trustees of the Trust.

         8. Limitation of Liability of Berger. Berger shall not be liable for any error of judgment or mistake of law or for any act or omission taken with respect to the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder and except to the extent otherwise provided by law. As used in this section, "Berger" shall include members, managers, officers and employees of Berger.

         9. Activities of Berger. The services of Berger hereunder are not to be deemed to be exclusive, and Berger is free to render services to other parties, so long as its services under this Agreement are not materially adversely affected or otherwise impaired thereby. Nothing in this Agreement shall limit or restrict the right of any member, manager, officer or employee of Berger to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         10. Limitation on Personal Liability. NOTICE IS HEREBY GIVEN that the Trust is a business trust organized under the Delaware Business Trust Act pursuant to a Certificate of Trust filed in the office of the Secretary of State of the State of Delaware. All parties to this Agreement acknowledge and agree that the Trust is a series trust and all debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets held with respect to such series only, and not against the assets of the Trust generally or against the assets held with respect to any other series and further that no Trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing.

         11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Colorado (without giving effect to the conflicts of laws principles thereof) and the 1940 Act. To the extent that the applicable laws of the State of Colorado conflict with the applicable provisions of the 1940 Act, the latter shall control.

         12. Miscellaneous. The headings in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions thereof or otherwise affect their


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construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first above written.

                                  BERGER LLC, a Nevada Limited Liability Company



                                  By:
                                      ---------------------------------
                                      Jack R. Thompson
                                      President


                                  BERGER INSTITUTIONAL PRODUCTS TRUST,
                                  with respect to the series known as
                                  the Berger IPT - Large Cap Value Fund


                                  By:
                                      ---------------------------------
                                      Jack R. Thompson
                                      President



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